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                                                                   EXHIBIT 23.01


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of At Home Corporation pertaining to the iMall 1997 Stock Option Plan and the iMall 1999 Stock Option Plan, of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.



Walnut Creek, California                     /s/ Ernst & Young LLP


November 2, 1999